SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): July 16, 2002
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                           McLEODUSA INCORPORATED
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             (Exact Name of Registrant as Specified in Charter)


          DELAWARE                         0-20763               42-1407240
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
   of Incorporation)                                         Identification No.)


       McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177,
                        Cedar Rapids, IA 52406-3177
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            (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code: (319) 790-7800
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       (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

         On July 16, 2002, McLeodUSA Holdings, Inc., McLeodUSA Telecommunications Services, Inc., McLeodUSA Integrated Business Systems, Inc. and McLeodUSA Market Response, Inc. entered into an Acquisition Agreement relating to the sale of Illinois Consolidated Telephone Company and certain related telecommunications businesses to Homebase Acquisition Corp. A copy of the Acquisition Agreement is attached hereto as Exhibit
99.1. On July 17, 2002, McLeodUSA Incorporated issued a press release relating to the foregoing. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

DESCRIPTION

         (c) Exhibits.

         99.1 Acquisition Agreement, dated as of July 16, 2002, by and among McLeodUSA Telecommunications Services, Inc., McLeodUSA Holdings, Inc., McLeodUSA Integrated Business Systems, Inc., McLeodUSA Market Response, Inc. and Homebase Acquisition Corp.

         99.2     Press Release issued by McLeodUSA Incorporated on
                  July 17, 2002.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2002                       McLEODUSA INCORPORATED


                                          By:  /s/ Stephen C. Gray
                                              --------------------------
                                               Stephen C. Gray
                                               President



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                               EXHIBIT INDEX

99.1 Acquisition Agreement, dated as of July 16, 2002, by and among McLeodUSA Telecommunications Services, Inc., McLeodUSA Holdings, Inc., McLeodUSA Integrated Business Systems, Inc., McLeodUSA Market Response, Inc. and Homebase Acquisition Corp.

99.2     Press Release issued by McLeodUSA Incorporated on July 17, 2002.